UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.     )

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Harvard Bioscience, Inc.

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HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746-1371

April 14, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Harvard Bioscience, Inc. (the “Annual Meeting”) to be held on Thursday, May 18, 2006 at 9:30 a.m. local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109.

The Annual Meeting has been called for the purpose of (i) electing three Class III Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2009 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal; (ii) to consider and vote on a proposal to amend the Harvard Bioscience, Inc. Amended and Restated 2000 Stock Option and Incentive Plan to increase the number of shares available for issuance thereunder by 2,000,000; and (iii) to consider and vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 31, 2006 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of Harvard Bioscience, Inc. recommends that you vote “FOR” the election of the nominees of the Board of Directors as Directors of Harvard Bioscience, Inc. and that you vote “FOR” the proposal to amend the 2000 Stock Option and Incentive Plan.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY DECIDE TO CONTINUE TO HAVE YOUR SHARES VOTED AS YOU INSTRUCTED IN THE PROXY CARD OR YOU MAY WITHDRAW YOUR PREVIOUSLY COMPLETED PROXY AND VOTE YOUR SHARES IN PERSON.

Sincerely,

Chane Graziano

Chief Executive Officer

HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746-1371

(508) 893-8999

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 18, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harvard Bioscience, Inc. (the “Company”) will be held on Thursday, May 18, 2006, at 9:30 a.m. local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (the “Annual Meeting”), for the purpose of considering and voting upon:

1.	The election of three Class III Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2009 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal;

2.	A proposal to amend the Harvard Bioscience, Inc. Amended and Restated 2000 Stock Option and Incentive Plan to increase the number of shares available for issuance thereunder by 2,000,000; and

3.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 31, 2006 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,

Chane Graziano

Secretary and Chief Executive Officer

Holliston, Massachusetts

April 14, 2006

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY DECIDE TO CONTINUE TO HAVE YOUR SHARES VOTED AS YOU INSTRUCTED IN THE PROXY CARD OR YOU MAY WITHDRAW YOUR PREVIOUSLY COMPLETED PROXY AND VOTE YOUR SHARES IN PERSON.

HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746-1371

(508) 893-8999

PROXY STATEMENT

Annual Meeting of Stockholders to Be Held on Thursday, May 18, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harvard Bioscience, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 18, 2006 at 9:30 a.m. local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, and any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon:

1.	The election of three Class III Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2009 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal;

2.	A proposal to amend the Amended and Restated 2000 Stock Option and Incentive Plan to increase the number of shares available for issuance thereunder by 2,000,000; and

3.	Such other business as may properly come before the meeting and any adjournments or postponements thereof.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 14, 2006, in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 31, 2006 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 30,500,890 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 211 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Directors are elected by a plurality of the votes cast if a quorum is present. In a plurality election, votes may only be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the three persons receiving the highest number of “FOR” votes will be elected as Directors. Abstentions and broker non-votes will be counted for the purpose of determining a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. Proposal 2 will be decided by a majority of the votes cast for and against such matter. As a result, abstentions and broker non-votes on this proposal will have no effect.

We encourage you to vote by returning your proxy or voting instruction form. This ensures that your shares will be voted at the meeting and reduces the likelihood that the Company will be forced to incur additional expenses soliciting proxies for the annual meeting.

Any record holder may attend the annual meeting in person and may revoke the enclosed proxy at any time by: (i) executing and delivering to the corporate secretary a later-dated proxy; (ii) delivering a written revocation to the corporate secretary before the meeting; or (iii) voting in person at the annual meeting.

Beneficial holders who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution for information on how to do so. Beneficial holders who wish to attend the annual meeting and vote in person should contact their brokerage firm, bank or other financial institution holding shares of common stock on their behalf in order to obtain a “legal proxy”, which will allow them to vote in person at the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions to the contrary are not given therein, properly executed proxies will be voted FOR the election of the nominees for Director listed in this Proxy Statement and FOR Proposal 2. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

The Annual Report to Shareholders of the Company, including consolidated financial statements for the year ended December 31, 2005 is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of seven members and is divided into three classes of Directors, with two Directors in Class I, two Directors in Class II and three Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company’s stockholders at each annual meeting to succeed the Directors of the same class whose terms are then expiring.

At the Annual Meeting, three Class III Directors will be elected to serve until the 2009 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

At the recommendation of the Governance Committee, the Board of Directors has nominated Chane Graziano, Earl R. Lewis and George Uveges for election as the Class III Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Messrs. Graziano, Lewis and Uveges. The nominees have agreed to stand for election and, if elected, to serve as Directors. However, if any person nominated by the Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person or persons as the Governance Committee and the Board of Directors may recommend.

Vote Required

The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the election of each nominee as a Director of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS: CHANE GRAZIANO, EARL R. LEWIS AND GEORGE UVEGES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information regarding the Directors and executive officers of the Company, including the Class III Directors who have been nominated for election at the Annual Meeting, based on information furnished to the Company by each Director and executive officer. The Board of Directors has determined that all of the Director nominees and incumbent Directors listed below are “independent” as such term is currently defined in the applicable listing standards of the National Association of Securities Dealers, Inc. (the Nasdaq listing standards), except for Messrs. Graziano and Green who are also executive officers of the Company. The following information is current as of February 28, 2006:

Directors of Harvard Bioscience, Inc.

Name	Age	Position with the Company	Director Since
Class I Directors—Term expires 2007
Robert Dishman (2)(3)	61	Director	2000
Neal J. Harte (1)(3)	62	Director	2004

Class II Directors—Term expires 2008
David Green	41	President and Director	1996
John F. Kennedy (1)(2)	57	Director	2000

Class III Directors—Term expires 2006
Chane Graziano*	67	Chief Executive Officer and Chairman	1996
Earl R. Lewis* (2)(3)	62	Director	2000
George Uveges* (1)	58	Director	2006

*	Nominees for election.
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Governance Committee

Nominees for Election as Class III Directors—Term Expires 2009

Chane Graziano has served as the Company’s Chief Executive Officer and Chairman of the Board of Directors of the Company since March 1996. Prior to joining the Company, Mr. Graziano served as the President of Analytical Technology Inc., an analytical electrochemistry instruments company, from 1993 to 1996 and as the President and Chief Executive Officer of its predecessor, Analytical Technology Inc.-Orion, an electrochemistry instruments and laboratory products company, from 1990 until 1993. Mr. Graziano served as the President of Waters Corporation, an analytical instrument manufacturer, from 1985 until 1989. Mr. Graziano has over 42 years experience in the laboratory products and analytical instruments industry. Mr. Graziano serves on the Board of Directors of Nova Analytics Corporation and Advion BioSciences, Inc.

Earl R. Lewis has served as a Director of the Company since October 2000 and currently serves as Chairman of the Governance Committee and is a member of the Compensation Committee. Mr. Lewis has served as the Chairman, Chief Executive Officer and President of FLIR Systems, Inc., a designer, manufacturer and marketer of thermal imaging and infrared camera systems, since November 2000. Mr. Lewis previously served in various capacities with Thermo Instrument Systems, Inc. (now merged into Thermo Electron Corporation) beginning in 1986 and was subsequently named President in 1997 and Chief Executive Officer in 1998. ThermoElectron Corporation develops, manufactures and markets measuring and controlling devices. Mr. Lewis formerly was Chairman of Thermo BioAnalysis Corporation, Thermo Vision Corporation, Thermo Optek Corporation, ThermoQuest Corporation, each of which is a developer of laboratory analytical instruments, and ONIX Systems, Inc., a developer of measuring and controlling devices. Mr. Lewis currently serves on the Board of Directors of Seahorse Bioscience, Inc. and American DG, Inc. Mr. Lewis also serves on the Board of Trustees of Dean College.

George Uveges has served as a Director of the Company since March 2006 and is a member of the Audit Committee. Mr. Uveges is the founder and principal in the Tallwood Group, an angel-investing firm that provides financial and management advisory services in addition to investment capital. From 2001 to 2004, Mr. Uveges served as the President and Chief Executive Officer of TranXenoGen, Inc., a development stage biotechnology company that was listed on the Alternative Investment Market of the London Stock Exchange during that period. He was also a Director of that company from 2001 to 2005. Mr. Uveges was, from 2000 to 2001, the Chief Operating Officer of BioSource International, Inc., a publicly held company engaged in developing a broad-based offering of life science tools. Mr. Uveges serves on the Board of Directors of MFIC Corporation. Mr. Uveges is a member of the American Institute of Certified Public Accountants, Financial Executives International and the National Association of Corporate Directors. Mr. Uveges holds a B.B.A. from Cleveland State University and an M.B.A. from Baldwin Wallace College.

Incumbent Class I Directors—Term Expires 2007

Robert Dishman has served as a Director of the Company since October 2000 and currently serves as Chairman of the Compensation Committee and is a member of the Governance Committee. Since 2002, Mr. Dishman has served as the Chief Executive Officer and President of Molecular Recognition, Inc., a private investment company. From 2000 to 2002, Mr. Dishman had served as the Chief Executive Officer of Serenex, Inc., an integrated oncology-focused drug discovery and development company. From 1994 to 2000, Mr. Dishman served in various positions with Dyax Corp (formerly Biotage, Inc.), a biological research and drug discovery company, including Executive Vice President and Director of Dyax Corp and President of Dyax Separations Division a manufacturer and distributor of chemical separations products. Mr. Dishman is currently the non-executive chairman of Xcellerex LLC. Mr. Dishman holds a Ph.D. in Analytical Chemistry from the University of Massachusetts Amherst.

Neal J. Harte has served as a Director of the Company since February 2004 and is a member of the Audit Committee and the Governance Committee. Since 2003, Mr. Harte has served as the President of the TACS Group, a consulting firm. From 2002 to 2003, Mr. Harte served as the Executive Vice President and Vice Chairman of Vitale, Caturano & Company. From 1974 to 2002, Mr. Harte served as the President of Harte, Carucci & Driscoll, P.C., a CPA firm. Mr. Harte serves on the Board of Directors of Winchester Savings Bank. Mr. Harte is a member of the American Institute of Certified Public Accountants and serves as a Council at Large. Mr. Harte holds a B.S. degree in accounting from Boston College and holds a M.S. in taxation from Bentley College.

Incumbent Class II Directors—Term Expires 2008

David Green has served as the Company’s President and a member of the Board of Directors of the Company since March 1996. Prior to joining the Company, Mr. Green was a strategy consultant with Monitor Company, a strategy consulting company, in Cambridge, Massachusetts and Johannesburg, South Africa from June 1991 until September 1995 and a brand manager for household products with Unilever PLC, a packaged consumer goods company, in London from September 1985 to February 1989. Mr. Green graduated from Oxford University with a B.A. Honors degree in physics and holds a M.B.A. degree with distinction from Harvard Business School.

John F. Kennedy has served as a Director of the Company since October 2000. Since July 2002, Mr. Kennedy has served as the President and Chief Financial Officer of Nova Analytics Corporation, a worldwide supplier and integrator of analytical instruments. From August 1999 to April 2002, Mr. Kennedy served as the Senior Vice President, Finance, Chief Financial Officer and Treasurer of RSA Security Inc., an e-business security company. Prior to joining RSA Security, Mr. Kennedy was Chief Financial Officer of Decalog, NV, a developer of enterprise investment management software, from 1998 to 1999. From 1993 to 1998, Mr. Kennedy served as Vice President of Finance, Chief Financial Officer and Treasurer of Natural MicroSystems Corporation, a telecommunications company. Mr. Kennedy holds an M.S.B.A. in Accounting from the University of Massachusetts-Amherst.

Executive Officers Who Are Not Directors

The following table shows information about our executive officers who are not Directors as of December 31, 2005.

Name	Age	Position
Bryce Chicoyne	36	Chief Financial Officer
Susan Luscinski	49	Chief Operating Officer
David Strack	59	President of Genomic Solutions, Inc. and Union Biometrica, Inc.
Mark Norige	51	Chief Operating Officer of the Harvard Apparatus Business Unit

Bryce Chicoyne has served as our Chief Financial Officer since August 2004. Prior to joining Harvard Bioscience, Mr. Chicoyne served from December 2002 to August 2004 as Director of Financial Reporting with Apogent Technologies Inc. (now a subsidiary of Fisher Scientific Inc.), a developer and manufacturer of products for the clinical and research industries. From May 2000 to December 2002, Mr. Chicoyne served as the Manager of Financial Reporting of Sonus Networks, Inc., a provider of voice over IP infrastructure solutions for wireline and wireless service providers. Mr. Chicoyne holds a B.S. in accounting from the University of Southern New Hampshire and a M.B.A. from the F.W. Olin School of Business at Babson College.

Susan Luscinski has served as our Chief Operating Officer since August 2004. Ms. Luscinski served as our Chief Financial Officer from August 2001 until August 2004 and Vice President of Finance and Administration from May 1999 until August 2001. Ms. Luscinski served as our Corporate Controller from May 1988 until May 1999 and has served in various other positions at our company and its predecessor since January 1985.

David Strack has served as the President of our Union Biometrica subsidiary since 2001 and President of our Genomic Solutions subsidiary since March 2004. Prior to joining Harvard Bioscience, Dr. Strack served from 2000 to 2001 as President and Chief Operating Officer of Folia Inc., a biodegradable specialty polymers company. From 1996 to 1999, Dr. Strack served as President and Chief Operating Officer of Synthon Corporation, a chemicals company producing specialized chemicals for pharmaceutical companies. Dr. Strack has over 25 years experience in sales, marketing and general management, primarily in the laboratory instruments arena, including six years as President of the N.A. Instruments Division of ATI, and 13 years at Waters Corporation, progressing through market and product management, field sales management, VP for Pacific (Tokyo) and President of the consumables business unit. Dr. Strack holds a B.S. degree in chemistry from Rochester Institute of Technology, a Ph.D. degree in chemistry from Syracuse University, and a M.B.A. degree in marketing from Fairleigh Dickinson University.

Mark Norige has served as our Chief Operating Officer of the Harvard Apparatus business unit since January 2000 and in various other positions with us since September 1996. Prior to joining Harvard Bioscience, Mr. Norige served as a Business Unit Manager at QuadTech, Inc., an impedance measuring instrument manufacturer, from May 1995 until September 1996. Mr. Norige worked at Waters Corporation from 1977 until May 1995. Mr. Norige holds a B.S. degree from Lowell Technological Institute and a M.B.A. from Babson College.

PROPOSAL 2:

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED

2000 STOCK OPTION AND INCENTIVE PLAN

The Company is proposing that its stockholders approve an amendment to the Harvard Bioscience, Inc. Amended and Restated 2000 Stock Option and Incentive Plan (the “2000 Plan”) to increase by 2,000,000 shares the number of shares of Common Stock available for issuance under the 2000 Plan from 4,867,675 shares to 6,867,675 shares. The 2000 Plan is designed to attract, motivate and retain employees, directors and consultants of the Company and to further the growth and financial success of the Company by aligning the interests of such persons through ownership with the interests of the Company’s stockholders.

The 2000 Plan currently authorizes the grant of stock options and other stock-based awards to officers, employees, non-employee directors and other key persons of the Company and its subsidiaries. Currently, 4,867,675 shares of Common Stock are reserved for issuance pursuant to awards granted under the 2000 Plan. This amount reflects the addition of shares to the 2000 Plan pursuant to an evergreen formula. We discontinued the use of the evergreen formula in 2006. As of March 31, 2006, 354,138 shares remained available for grant under the 2000 Plan. On April 5, 2006, the Board of Directors approved an amendment to the 2000 Plan, subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the 2000 Plan by 2,000,000 shares to 6,867,675 shares of Common Stock. This amendment was designed to enhance the flexibility of the Compensation Committee in granting stock options and other awards to our officers, employees, non-employee directors and consultants and to ensure that the Company can continue to grant stock options and other awards to such persons at levels determined to be appropriate by the Compensation Committee. We believe that stock options and other stock-based awards are a critical part of the compensation package offered to new, existing and key employees and an important tool in our ability to attract and retain talented personnel. A copy of the amendment to the 2000 Plan and the 2000 Plan are attached as Appendix A to this Proxy Statement and are incorporated herein by reference. The attached copy of the 2000 Plan and the description of the 2000 Plan below include the effect of certain other amendments to the 2000 Plan that the Board approved in April 2006.

Based solely on the closing price of the Company’s Common Stock as reported on the Nasdaq National Market on March 31, 2006, the maximum aggregate market value of the 2,000,000 additional shares that could potentially be issued under the 2000 Plan is approximately $8.7 million The shares issued by the Company under the 2000 Plan will be authorized but unissued shares. The shares underlying any awards under the 2000 Plan that are forfeited, canceled, reacquired by the Company, satisfied without the issuance of stock or are terminated (other than by exercise) are added back to the shares available for issuance under the 2000 Plan.

To ensure that certain awards granted under the 2000 Plan, including awards of restricted stock, deferred stock, or performance shares to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2000 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria including (i) the Company’s return on equity, assets, capital or investments; (ii) pre-tax or after-tax profit levels of the Company, or any subsidiary, division, operating unit, business segment or combination thereof; (iii) cash flow, funds from operations or similar measures; (iv) total stockholder return; (v) changes in the market price of the Company’s Common Stock; (vi) sales or market share; or (vii) earnings per share. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award of restricted stock or deferred stock or performance shares (or combination thereof) granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 500,000 shares for any performance cycle, and options or stock appreciation rights with respect to no more than 1,000,000 shares may be granted to any one individual during any calendar year period.

Vote Required

The amendment to the 2000 Plan will be approved upon the affirmative vote of a majority of the votes properly cast for and against such matter. Abstentions are not included in the number of votes cast for and against a matter and therefore have no effect on the vote on such matter. Brokerage firms, bank and other nominees who hold shares on behalf of their clients in “street name” are not permitted to vote the shares if the clients do not provide instructions (either vote FOR, or vote AGAINST, or ABSTAIN) on this proposal. Accordingly, if a majority of the shares entitled to vote are recorded as “broker non-votes” on this proposal, the proposal will not be approved even if all of the shares votes are “yes votes.”

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE 2000 STOCK OPTION AND INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE AMENDMENT OF THE 2000 STOCK AND INCENTIVE PLAN UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

Summary of 2000 Plan as Amended

The following description of certain features of the 2000 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2000 Plan that is attached hereto as Appendix A.

The 2000 Plan was originally adopted by the Board of Directors on October 26, 2000, approved by the stockholders on November 29, 2000, and amended by the Board of Directors on April 5, 2006. The 2000 Plan permits us to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards, performance shares and dividend equivalent rights. We have currently reserved 3,750,000 shares of our Common Stock for the issuance of awards under the 2000 Plan. The 2000 Plan also included an “evergreen” provision. Under the evergreen provision, on June 30 and December 31 of each year, an additional number of shares equal to 15% of the annual net increase in the total number of our outstanding shares of Common Stock during the prior six month period were added to the shares available for the issuance of awards under the 2000 Plan. As a result of the evergreen provision, a total of 854,473 additional shares have been added to the 2000 Plan. The Company discontinued the use of the evergreen provision in 2006. The Board of Directors voted, subject to stockholder approval, to add an additional 2,000,000 shares to the 2000 Plan in April, 2006. The number of shares of our Common Stock reserved under the plan is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Generally, shares that are forfeited or canceled from awards under the 2000 Plan will be available for future awards.

Plan Administration. The 2000 Plan is administered by the Compensation Committee of the board of directors. The administrator of the 2000 Plan has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the 2000 Plan. The administrator may delegate to the Chief Executive Officer the authority to grant awards to employees, other than our executive officers, provided that the administrator fixes the maximum number of shares that may be awarded and provides specific guidelines regarding such awards.

Eligibility and Limitations on Grants. All full-time and part-time officers, employees, non-employee directors and other key persons are eligible to participate in the 2000 Plan, subject to the discretion of the administrator.

Stock Options. The exercise price of stock options awarded under the 2000 Plan may not be less than the fair market value of the Common Stock on the date of the option grant. The term of each stock option may not exceed 10 years from the date of grant. The administrator will determine at what time or times each option may be exercised and, subject to the provisions of the 2000 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.

To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Automatic Grants to Non-Employee Directors. The 2000 Plan provides for the automatic grant of a non-qualified stock option to purchase 10,000 shares of Common Stock to non-employee directors on the fifth day after being initially elected to the Board. In addition, each non-employee director is automatically granted a non-qualified stock option to purchase 2,500 shares of Common Stock on the fifth day after each annual meeting of stockholders. The exercise price of the automatically granted stock options is equal to 100% of the fair market value of the Common Stock on the date of grant and, unless otherwise provided by the administrator, one-third of any such stock option grant becomes exercisable on the first through third anniversary of the date of grant. The automatically granted stock options expire ten years after the date of grant.

Stock Appreciation Rights. The administrator may award a stock appreciation right either as a freestanding award or in tandem with a stock option. The administrator may award stock appreciation rights subject to such conditions and restrictions as the administrator may determine, provided that (1) upon exercise of a stock appreciation right granted in tandem with an option, the applicable portion of any related option shall be surrendered and (2) stock appreciation rights granted in tandem with options are exercisable at such time or times and to the extent that the related stock options are exercisable.

Restricted Stock. The administrator may award shares to participants subject to such conditions and restrictions as the administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period.

Deferred Stock. The administrator may award phantom stock units to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. At the end of the deferral period, the participants shall be paid, to the extent vested, in shares.

Unrestricted Stock. The administrator may grant shares (at par value or for a purchase price determined by the Administrator) that are free from any restrictions under the 2000 Plan. Unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such individuals.

Performance Shares. The administrator may grant performance share awards that entitle the recipient to acquire shares of Common Stock upon the attainment of specified performance goals. The administrator determines the performance goals, performance periods and other terms of any such awards.

Dividend Equivalent Rights. The administrator may award a dividend equivalent right either as a freestanding award or in tandem with another award under the 2000 Plan. The administrator may award dividend equivalent rights subject to such conditions and restrictions as the administrator may determine. Dividend equivalents credited to the holder may be paid currently or may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional equivalents.

Tax Withholding. Participants in the 2000 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold shares to be issued pursuant to an option exercise or other award, or by transferring to the Company shares having a value equal to the amount of such taxes.

Change of Control Provisions. In the event of a merger, sale or dissolution of the Company, or a similar “sale event” (as defined in the 2000 Plan) and upon a “change in control” (as defined in the 2000 Plan) all outstanding awards under the 2000 Plan, unless otherwise provided for in a particular award agreement, will terminate unless the parties to the transaction, in their discretion, provide for assumption, continuation or appropriate substitutions or adjustments of such awards. In addition, all stock options and stock appreciation rights will automatically become fully exercisable and all other awards with conditions and restrictions relating solely to the passage of time will become fully vested and non-forfeitable as of the effective time of the sale event, except as may be otherwise provided in the relevant award agreement. In the event that the 2000 Plan will be terminated in connection with a sale event, each holder of an option or a stock appreciation right will be permitted to exercise such award for a specified period prior to the consummation of the sale event. The administrator may also provide for a cash payment with respect to outstanding options and stock appreciation rights in exchange for the cancellation of such awards.

Amendments and Termination. No awards of incentive stock options may be granted under the 2000 Plan after the 10-year anniversary of the date that the 2000 Plan is approved by the Board of Directors. No other awards may be granted under the 2000 Plan after the 10-year anniversary of the date that the 2000 Plan is approved by stockholders. In addition, the Board of Directors may amend or discontinue the 2000 Plan at any time, and the administrator may amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose. No such amendment may adversely affect the rights under any outstanding award without the holder’s consent. Other than in the event of a necessary adjustment in connection with a change in our stock or a merger or similar transaction, the administrator may not “reprice” or otherwise reduce the exercise price of outstanding stock options or stock appreciation rights without stockholder approval. Additionally, stockholder approval will be required to amend the 2000 Plan if the administrator determines that this approval is required to ensure that incentive stock options qualify as such under the Code, or that compensation earned under awards qualifies as performance-based compensation under the Code or as required under the applicable securities exchange or market system rules.

Effective Date of Amendment to 2000 Plan. The Board of Directors adopted the amendment to add 2,000,000 shares to the 2000 Plan on April 5, 2006, and the amendment will become effective on the date it is approved by the stockholders. If the amendment is not approved by the stockholders, the 2000 Plan will continue in effect, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

No grants have been issued with respect to the additional shares to be reserved for issuance under the 2000 Plan. The number of shares that may be granted to the Company’s Chief Executive Officer, executive officers, non-employee directors (other than the automatically granted awards) and non-executive officers under the 2000 Plan is not determinable at this time, as such grants are subject to the discretion of the Compensation Committee. Information about the non-qualified stock options automatically granted to non-employee directors can be found herein under the heading “Automatic Grants to Non-Employee Directors.” The following table provides information with respect to the number of shares granted under the 2000 Plan for the fiscal year ended December 31, 2005 to our executive officers, non-executive officer directors and employees. Information about the number of shares granted to our Chief Executive Officer and other named executive officers can be found herein under the heading “Stock Option Grants in 2005.”

Name and Position	Number	Average Exercise Price
All executive officers as a group	400,000	$2.98
All non-executive officer directors	67,500	$3.00
Employees as a group (excluding executive officers)	216,000	$3.35

Totals	683,500	$3.06

Equity Compensation Plan Information. The following table sets forth information as of December 31, 2005 concerning the number of shares of common stock issuable under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants And Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
	(a)
Equity compensation plans approved by security holders (1)	4,281,282	$5.29	664,327	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	4,281,282	$5.29	664,327

(1)	Consists of the Harvard Apparatus, Inc. 1996 Stock Option and Grant Plan (the “1996 Stock Plan”); the 2000 Plan and the Harvard Bioscience, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”).
(2)	Represents 354,138 shares available for future issuance under the 2000 Plan and 310,189 shares available for future issuance under the Stock Purchase Plan. Under the 2000 Plan, prior to 2006, the number of shares available for issuance was automatically increased each June 30 and December 31 in an amount equal to 15% of the common stock issued in the six-month periods then ended. As of December 31, 2005, the shares reserved for issuance under the 2000 Plan included 854,473 shares added pursuant to this provision. In 2006, the Company discontinued the use of the provision providing for these automatic updates.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2000 Plan. It does not describe all federal tax consequences under the 2000 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for the Company for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above (e.g., if the holding periods described above are not satisfied), the option is treated as a non-qualified option. In addition, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions

As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the 2000 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2000 Plan is structured to allow grants to qualify as performance-based compensation.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors of the Company held ten meetings during the year ended December 31, 2005. During the year ended December 31, 2005 each of the Directors attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he has been a director) and of the committees of which he was a member (during the periods that he served). The Board of Directors encourages Directors to attend in person the Annual Meeting, or Special Meeting in Lieu thereof, of Stockholders of the Company or, if unable to attend in person, to participate by other means, if practicable. In recognition of this policy, the Board of Directors typically schedules a regular meeting of the Board of Directors to be held on the date of, and immediately following, the Annual Meeting of Stockholders. Five of the six Directors in office at the time attended, either in person or by telephone, the 2005 Annual Meeting of Stockholders, which was held on May 19, 2005.

The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the Compensation Committee”), and a Governance Committee (the “Governance Committee”).

Audit Committee

The Audit Committee operates under a written charter that sets forth its duties and responsibilities. In February 2004, the Board of Directors adopted a revised Audit Committee Charter to comply with the recently adopted changes to the applicable Nasdaq listing requirements. The purposes of the Audit Committee are to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements; take, or recommend that the Board of Directors take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent registered public accounting firm; and prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

In accordance with its charter, the Audit Committee, among other things, approves the engagement of the independent registered public accounting firm, reviews the plans and results of the audit engagement with the independent registered public accounting firm, approves professional services provided by the independent auditors, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees, reviews the adequacy of the Company’s internal control over financial reporting and performs such other oversight functions as may be requested from time to time by the Board of Directors.

The Audit Committee currently consists of Messrs. Harte, Kennedy and Uveges, and Mr. Kennedy serves as the Chairman. The Board of Directors has determined that Messrs. Harte, Kennedy and Uveges are “independent” as such term is currently defined in the Nasdaq listing standards, meet the criteria for independence set forth under the rules of the Securities and Exchange Commission, and are able to read and understand fundamental financial statements. The Board of Directors has also determined that each of Messrs. Harte, Kennedy and Uveges qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The Audit Committee met ten times during the year ended December 31, 2005.

The Audit Committee Charter is available on the Corporate Governance page in the Investor Relations section of the Company’s website at www.harvardbioscience.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Compensation Committee

In December 2004, the Board of Directors adopted a compensation committee charter that sets forth the duties and responsibilities of the Compensation Committee. The Compensation Committee reviews and recommends the compensation arrangements for the Company’s senior executive officers, determines the options or stock to be granted to eligible persons under the Company’s 2000 Stock Option and Incentive Plan and takes such other action as may be required in connection with the Company’s compensation and incentive plans.

The Compensation Committee currently consists of Messrs. Dishman, Kennedy and Lewis, and Mr. Dishman serves as the Chairman. The Board of Directors has determined that Messrs. Dishman, Kennedy and Lewis are “independent” as such term is currently defined in the Nasdaq listing standards. The Compensation Committee met two times during the year ended December 31, 2005.

The Compensation Committee Charter is available on the Corporate Governance page in the Investor Relations section of the Company’s website at www.harvardbioscience.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Governance Committee

In February 2006, the Board of Directors renamed its Nominating Committee as the Governance Committee and adopted an amended charter to govern the Governance Committee. In accordance with its charter, the Governance Committee is responsible for identifying individuals qualified to become board members, consistent with criteria recommended by the Governance Committee and approved by the Board, and recommending that the Board select the director nominees for election at each annual meeting of stockholders. The Governance Committee is also responsible for assisting the Board with such corporate governance matters as the Board may request.

In identifying and evaluating nominees for the Board, the Governance Committee may solicit recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. In addition, the Governance Committee has established a policy that it will review and consider any Director candidates who have been recommended by securityholders in compliance with certain procedures established by the Governance Committee. The procedures to be followed by securityholders in submitting such recommendations are described in the section entitled “Submission of Securityholders Recommendations for Director Candidates” beginning on page 27 of this Proxy Statement. The Governance Committee will review and evaluate the qualifications of any such proposed Director candidate, and conduct inquiries it deems appropriate.

The Governance Committee will evaluate all such proposed Director candidates, including those recommended by securityholders in compliance with the procedures established by the Governance Committee, in the same manner, with no regard to the source of the initial recommendation of such proposed Director candidate. When considering a potential candidate for membership on the Board of Directors, the Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors, all facts and circumstances that the Governance Committee deems appropriate or advisable, including, among other things, the skills of the proposed Director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, each nominee must have high personal and professional integrity, have demonstrated ability and judgment, and be effective, in conjunction with the other Directors and nominees, in collectively serving the long-term interests of the stockholders. In addition, the Governance Committee will recommend that the Board select persons for nomination to help ensure that a majority of the Board shall be “independent” in accordance with the Nasdaq listing standards and each of its Audit, Compensation and Governance Committees shall be comprised entirely of independent directors; provided, however, in accordance with the Nasdaq listing standards, under exceptional and limited circumstances, if a committee has at least three members, the Board may appoint one individual to such committee who does not satisfy the independence standards. The Governance Committee also may consider whether the nominee has direct experience in the biotechnology, pharmaceutical and/or life sciences industries or in the markets in which the Company operates and whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

The current members of the Governance Committee are Messrs. Dishman, Harte and Lewis, and Mr. Lewis is the Chairman. The Board of Directors has determined that Messrs. Dishman, Harte and Lewis are “independent” as such term is currently defined in the Nasdaq listing standards. The Governance Committee replaces the Nominating Committee, which met one time during the year ended December 31, 2005.

The Governance Committee Charter is available on the Corporate Governance page in the Investor Relations section of the Company’s website at www.harvardbioscience.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

In accordance with the written Audit Committee Charter adopted by the Board of Directors, which was revised effective February 11, 2004 to comply with the recently adopted Nasdaq listing standards, the Audit Committee, among other things, oversees the accounting and financial reporting processes of Harvard Bioscience, Inc., the audits of the Company’s financial statements, and the qualifications, independence and performance of the Company’s independent registered public accounting firm.

The Audit Committee has discussed and reviewed with KPMG LLP, the Company’s independent registered public accounting firm, all communications required by the standards of the Public Company Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement on Auditing Standards No. 90, “Audit Committee Communications,” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The Audit Committee obtained from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with KPMG LLP its independence from Harvard Bioscience, Inc. and its management.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2005, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements, to perform an independent audit of those financial statements in accordance with the standards of the Public Company Oversight Board (United States) and to issue a report thereon.

On the basis of the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Harvard Bioscience Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 which has been filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

John F. Kennedy, Chairman

Neal J. Harte

George Uveges

REPORT OF THE COMPENSATION COMMITTEE

In accordance with the written Compensation Committee Charter adopted by the Board of Directors in December 2004, the Compensation Committee, among other things, reviews and recommends the compensation arrangements for the Company’s senior executive officers, determines the options or stock to be granted to eligible persons under the Company’s 2000 Stock Option and Incentive Plan and takes other such action as may be required in connection with the Company’s compensation and incentive plans. The Compensation Committee is responsible for the oversight of all of the Company’s compensation policies and practices including benefits and perquisites. Compensation is defined as base salary, all forms of incentive pay, and stock option and restricted stock grants or any other plans directly or indirectly related to the Company’s stock. Members of the Compensation Committee are appointed annually by the Board of Directors, at the recommendation of the Governance Committee, at the first meeting of the Board of Directors following the annual meeting of stockholders. The Compensation Committee consists solely of Directors who are “independent” as such term is currently defined in the applicable Nasdaq listing standards. The composition of the Compensation Committee also reflects the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 as in effect from time to time. The Compensation Committee met on May 25, 2005 to approve the compensation and incentive plan for 2005 for the Chief Executive Officer, President and Chief Financial Officer.

Compensation Philosophy. The objective of the Company’s Compensation Committee is to provide compensation that will attract and retain executives, motivate each executive toward the achievement of the Company’s short and long-term financial goals and objectives and recognize individual contributions as well as overall business results. In order to achieve this objective, the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation (base salary, bonus and stock and option grants) and the compensation package as a whole. In general, the Compensation Committee believes that total compensation should reflect both the relative performance of the Company among its peer group of public companies of similar size as well as the Company’s performance as measured against its own financial objectives, and the longer-term creation of shareholder value.

Base Salary and Bonus. Base compensation is set to be competitive with the peer group of the regional economy for public companies of similar size, taking into account historical levels and the level of responsibility, breadth of knowledge and the past performance of the executive. The relative importance of these factors varies, depending on the particular individual being reviewed. The Compensation Committee establishes the base salary of the Chief Executive Officer and reviews his recommendation and approves base salary with respect to the other senior executives. The cash bonus portion of each executive’s compensation is determined based upon the achievement of certain individual and Company goals and other strategic accomplishments during the year. For the year ended December 31, 2005, the Company’s financial objectives were based on the achievement of a target Non-GAAP adjusted earnings per diluted share, growth in operating profit and the continued revenue growth of the Company.

Stock Options. The Compensation Committee believes that the equity ownership position of the Chief Executive Officer and the other members of the senior executive staff is a significant factor in aligning the long-term interests of management and the stockholders. To ensure that high levels of performance occur over the long term, stock options granted to executives generally vest over a four-year period and expire ten years from the date of grant. In determining whether to grant stock options to executive officers, the Compensation Committee evaluates each officer’s performance by examining criteria similar to that involved in the determination of base salary and bonuses. The Compensation Committee may also grant stock options for executive retention purposes.

Compensation of the Chief Executive Officer. The Company’s financial performance is a crucial determinant in the Chief Executive Officer’s overall compensation package. The Compensation Committee reviewed information regarding the compensation paid to chief executive officers of comparable companies, and evaluated achievement of corporate, individual and organizational objectives for the year. Mr. Graziano’s base salary for the year ended December 31, 2005 was set at $455,000. Based upon the new self-funding bonus plan put in place for 2005, Mr. Graziano did not receive a bonus for the year ended December 31, 2005. Mr. Graziano was granted options to purchase 125,000 shares of Common Stock in the year ended December 31, 2005.

Deductibility of Executive Compensation. The Internal Revenue Code of 1986, as amended (the “Code”), limits the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). The Compensation Committee does not expect cash compensation for the year ending December 31, 2005 to the Chief Executive Officer or any other executive officer to be in excess of $1 million. If the deductibility of executive compensation becomes a significant issue, the Company’s compensation plans and policy will be modified to maximize deductibility if the Company and the Committee determine that such action is in the best interests of the Company.

Submitted by the Compensation Committee

Robert Dishman, Chairman

John F. Kennedy

Earl R. Lewis

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

Directors who are also employees of the Company receive no additional compensation for service as a Director. Non-employee Directors receive the compensation described below.

In May 2005, the Compensation Committee recommended a change in non-employee Director compensation. Effective immediately following the 2005 annual meeting of stockholders, each non-employee Director is entitled to receive a non-qualified stock option to purchase 25,000 shares of the Company’s common stock vesting annually over three years and granted on the fifth business day following his or her initial election to the Board and an annual retainer consisting of (a) $12,000 paid in four equal quarterly installments and (b) a non-qualified stock option to purchase 2,500 shares of the Company’s common stock vesting annually over three years and granted on the fifth business day following each annual meeting of stockholders.

Each non-employee Director member of the Audit Committee is entitled to receive an additional annual retainer of $6,000 paid in four equal quarterly installments and an option to purchase 2,500 shares of the Company’s common stock vesting annually over three years and granted on the fifth business day following each annual meeting of stockholders.

Each non-employee Director member of the Compensation Committee is entitled to receive an additional annual retainer of $2,000 paid in four equal quarterly installments.

In February 2006, the Compensation Committee recommended a change in compensation for members of the Governance Committee and for Committee Chairs. Effective for 2006, each non-employee member of the Governance Committee is entitled to receive an additional annual retainer of $2,000 paid in four equal quarterly installments and each Committee Chairman is entitled to receive an additional retainer of $2,000 paid in four equal quarterly installments.

In addition, non-employee Directors are reimbursed for their expenses incurred in connection with attending Board and committee meetings.

Prior to the changes made in non-employee Director compensation in February 2006 and May 2005, the Company reimbursed non-employee Directors for their expenses incurred in connection with attending Board and committee meetings and did not pay cash compensation for their services as Directors. Directors also participated in the 2000 Stock Plan and each non-employee Director was eligible to receive a one-time option grant of 10,000 shares vesting annually over three years upon initial election to the Board of Directors and an annual option grant of 2,500 shares vesting annually over three years following each annual meeting of stockholders.

Non-Employee Director Compensation Table. The following table presents the compensation provided by the Company to the non-employee directors who served during the year ended December 31, 2005.

	Annual Retainer				Stock Option Grants
Name	Annual	Audit Committee	Compensation Committee	Total	2004 Service		2005 Service		Total
Robert Dishman	$12,000	$6,000	$—	$18,000	12,500	(1)	5,000	(4)	17,500
Neal J. Harte	12,000	6,000	2,000	20,000	15,000	(2)	5,000	(4)	20,000
John F. Kennedy	12,000	6,000	2,000	20,000	15,000	(2)	5,000	(4)	20,000
Earl R. Lewis	12,000	—	—	12,000	7,500	(3)	2,500	(5)	10,000

(1)	Includes option grants in 2005 for 7,500 and 5,000 options in recognition of service in 2004 on the Board and the Audit Committee, respectively.

(2)	Includes option grants in 2005 for 7,500, 5,000 and 2,500 options in recognition of service in 2004 on the Board, the Audit Committee and the Compensation Committee, respectively.
(3)	Includes an option grant in 2005 for 7,500 options in recognition of service in 2004 on the Board.
(4)	Includes option grants for 2005 service of 2,500 options for service on the Board and 2,500 options for service on the Audit Committee.
(5)	Includes an option grant for 2005 service of 2,500 options for service on the Board.

EXECUTIVE COMPENSATION

The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the years ended December 31, 2005, 2004 and 2003 to the Company’s Chief Executive Officer and the four other most highly compensated executive officers who earned in excess of $100,000 during the year ended December 31, 2005 (the “Named Executive Officers”).

Summary Compensation Table. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Named Executive Officers during each of the years ended December 31, 2005, 2004 and 2003.

Name and Position	Annual Compensation				Long-Term Compensation	All Other Compensation
	Year	Salary	Bonus		Number of Securities Underlying Options Granted
Chane Graziano Chief Executive Officer	2005 2004 2003	$455,000 425,000 350,000	$	— — —	125,000 325,000 200,000	$24,183 26,216 26,363	(1) (2) (3)

David Green President	2005 2004 2003	$375,000 350,000 285,000	$	— — —	125,000 200,000 200,000	$19,240 20,645 20,360	(4) (5) (6)

Susan M. Luscinski Chief Operating Officer (7)	2005 2004 2003	$235,000 225,000 175,000	$	— — —	50,000 100,000 100,000	$10,027 9,291 8,572	(8) (8) (8)

David Strack President, Genomic Solutions, Inc. and Union Biometrica, Inc. (9)	2005 2004 2003	$206,000 200,000 165,000	$	— — 15,000	25,000 100,000 20,000	$3,572 8,026 6,642	(8) (10) (11)

Mark A. Norige Chief Operating Officer, Harvard Apparatus Business Unit	2005 2004 2003	$170,000 160,000 145,000		$17,000 — 15,000	25,000 50,000 50,000	$8,491 8,000 7,244	(8) (8) (8)

(1)	Includes $8,262 in automobile lease payments, $11,206 in matching contributions made by the Company to Mr. Graziano’s 401(k) Savings Plan account and $4,715 representing life insurance purchased for Mr. Graziano’s benefit.
(2)	Includes $11,078 in automobile lease payments, $10,423 in matching contributions made by the Company to Mr. Graziano’s 401(k) Savings Plan account and $4,715 representing life insurance purchased for Mr. Graziano’s benefit.
(3)	Includes $12,019 in automobile lease payments, $9,629 in matching contributions made by the Company to Mr. Graziano’s 401(k) Savings Plan account and $4,715 representing life insurance purchased for Mr. Graziano’s benefit.

(4)	Includes $8,039 in automobile lease payments, $10,546 in matching contributions made by the Company to Mr. Green’s 401(k) Savings Plan account and $655 representing life insurance purchased for Mr. Green’s benefit.
(5)	Includes $10,221in automobile lease payments, $9,769 in matching contributions made by the Company to Mr. Green’s 401(k) account and $655 representing life insurance purchased for Mr. Green’s benefit.
(6)	Includes $10,667 in automobile lease payments, $9,038 in matching contributions made by the Company to Mr. Green’s 401(k) Savings Plan account and $655 representing life insurance purchased for Mr. Green’s benefit.
(7)	Ms. Luscinski became Chief Operating Officer of the Company in August 2004.
(8)	Represents matching contributions made by the Company to the executive officers’ 401(k) Savings Plan accounts.
(9)	Mr. Strack became President of Genomic Solutions, Inc. in March 2004 and President of Union Biometrica, Inc. in July 2001.
(10)	Includes $4,701 in automobile lease payments and $3,325 in matching contributions made by the Company to Mr. Strack’s 401(k) Savings Plan account.
(11)	Includes $4,269 in automobile lease payments and $2,373 in contributions by the Company to Mr. Strack’s 401(k) account.

Stock Option Grants in Fiscal 2005. The following table sets forth certain information concerning the individual grant of options to purchase Common Stock to the Named Executive Officer who received such grants during the fiscal year ended December 31, 2005. The exercise price for each stock option equals the closing market price on the date of grant as reported on the Nasdaq National Market. In certain circumstances, such as dissolution, merger or other reorganization of the Company, the vesting of these stock option grants may accelerate.

Name	Date of Grant	Number of Options Granted		Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Appreciation for Option Term (3)
							5%	10%
Chane Graziano	5/25/2005	125,000	(1)	18%	$2.98	5/25/2015	$234,263	$593,669
David Green	5/25/2005	125,000	(1)	18%	2.98	5/25/2015	234,263	593,669
Susan M. Luscinski	5/25/2005	50,000	(1)	7%	2.98	5/25/2015	93,705	237,468
David Strack	5/25/2005	25,000	(1)	4%	2.98	5/25/2015	46,853	118,734
Mark A. Norige	5/25/2005	25,000	(1)	4%	2.98	5/25/2015	46,853	118,734

(1)	The options become exercisable in four equal annual installments beginning on January 1, 2006. All options are subject to the employee’s continued employment.
(2)	Based on an aggregate of 683,500 options granted to employees in fiscal year 2005.
(3)	The potential realizable value is calculated based on the term of the stock option at the date of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of future stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by multiplying the number of shares of common stock subject to a given stock option by the closing price on the Nasdaq National Market on the grant date of that stock option; assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the option; and subtracting from that result the aggregate option exercise price.

Option Exercises and Option Values. The following table sets forth information concerning the number and value of exercisable and unexercisable options to purchase Common Stock held by the Named Executive Officers who held such options as of December 31, 2005. The value of unexercised in-the-money options is based on the closing price of a share of Common Stock, as reported on the Nasdaq National Market, on December 31, 2005 of $4.45, minus the exercise price, multiplied by the number of shares underlying the options. An option is “in-the-money” if the fair market value of the shares of Common Stock underlying the option exceeds the option exercise price. There were no option exercises in fiscal 2005 by any of the Named Executive Officers.

	Number of Shares Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Chane Graziano	131,251	318,750	$110,753	$322,000
David Green	100,001	225,000	129,003	312,750
Susan M. Luscinski	148,550	100,000	399,944	138,000
David Strack	47,500	47,500	16,650	51,900
Mark A. Norige	123,552	50,000	367,700	69,000

Employment Contracts and Change-in-Control Arrangements

In December 2000, the Company entered into employment agreements with each of Messrs. Graziano and Green. Each agreement was initially for a period of two years; however, the agreements automatically extend for two additional years on each second anniversary date unless either party has given notice that it does not wish to extend the agreement. The current terms of these agreements will expire in December 2006 unless extended automatically or otherwise. Each agreement provides for the payment of base salary and incentive compensation and for the provision of certain fringe benefits to the executive officer. Under their respective employment agreements, the initial annual salary for Mr. Graziano was $275,000 and the initial annual salary for Mr. Green was $225,000. These salary amounts are subject to review annually by the Compensation Committee. Mr. Graziano and Mr. Green’s current annual salaries for fiscal year 2005 are $455,000 and $375,000, respectively. The agreements require these executives to refrain from competing with the Company and from soliciting Company employees for a period of 12 months following termination for any reason. Each agreement also provides for certain payments and benefits for the executive should his employment with the Company be terminated because of death or disability, by the executive for good reason or by the Company without cause, as further defined in the agreements. In general, in the case of a termination by the executive for good reason, or by the Company without cause, the executive will receive up to two years’ salary and bonus, an extension of benefits for one year and an acceleration of vesting for stock options and restricted stock which otherwise would vest during the next 24 months. Upon a change of control, as defined in the agreements, the executive is eligible for payment of up to three years’ salary and bonus, an extension of benefits for one year and an acceleration of vesting for all outstanding stock options and restricted stock.

In December 2005, the Company entered into an employment agreement with Ms. Luscinski. The agreement is initially for a period of one year; however the agreement automatically extends for an additional year on each anniversary date unless Ms. Luscinski has given notice, not less than 90 days prior to such date, that she does not wish to extend the agreement. The current terms of the agreement will expire in November 2006 unless extended automatically or otherwise. The agreement provides for the payment of base salary and incentive compensation and for the provision of certain fringe benefits to the executive. The initial annual salary for Ms. Luscinski is $235,000. The salary amount is subject to review annually by the Compensation Committee. The agreement requires the executive to refrain from competing with the Company and from soliciting Company employees for a period of 12 months following termination for any reason. The agreement also provides for certain payments and benefits for the executive should her employment with the Company be terminated because of death or disability, by the executive for good reason or by the Company without cause, as further defined in the agreement. In general, in the case of a termination by the executive for good reason, or by the Company without cause, the executive will receive up to one year’s salary and bonus, an extension of benefits for one year and an acceleration of vesting for stock options and restricted stock which otherwise would vest during the next 12 months. Upon a change of control, as defined in the agreement, the executive is eligible for payment of up to one year’s salary and bonus, an extension of benefits for one year and an acceleration of vesting for all outstanding stock options and restricted stock.

In December 2005, Union Biometrica, Inc., a subsidiary of the Company which is currently classified as discontinued operations, entered into a letter agreement with Mr. Strack relating to a change in control of Union Biometrica. The letter agreement requires Union Biometrica to give Mr. Strack six-months notice of any termination of his employment without cause which occurs within twelve months of the effective date of the change of control of Union Biometrica and provides that all of his outstanding stock options will vest immediately upon a change of control of Union Biometrica; provided that he remains an employee until such change of control occurs.

Compensation Committee Interlocks and Insider Participation

John F. Kennedy is the President and Chief Financial Officer of Nova Analytics Corporation and Chane Graziano, the Chief Executive Officer of the Company, has served as a director of Nova Analytics Corporation since March 2003.

Stockholder Return Performance Graph

The following graph provides a comparison of the cumulative total stockholder return on the Company’s Common Stock from December 31, 2000 to December 31, 2005 with the cumulative return of the Russell 2000 Index and the Nasdaq Pharmaceutical Index over the same period. The five-year cumulative return assumes an initial investment of $100 in the Company’s Common Stock and in each index on December 31, 2000. The total return for the Company’s Common Stock and the indices used assumes the reinvestment of all dividends.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s outstanding Common Stock as of February 28, 2006 by: (i) all persons known by the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each of the Company’s Directors and nominees for Director; (iii) each of the Named Executive Officers; and (iv) all of the Directors and executive officers of the Company as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after February 28, 2006 through the exercise of any warrant, stock option or other right. The inclusion in this Proxy Statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, the address of all listed stockholders is c/o Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent spouses share authority under community property laws.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Shares	Percent (2)
Chane Graziano	4,211,382	13.6	%(3)

FMR Corp.	3,504,423	11.5	%(4)
Edward C. Johnson 3d
82 Devonshire Street
Boston, MA 02109

David Green	2,751,287	8.9	%(5)

LeRoy C. Kopp	2,585,780	8.5	%(6)
7701 France Avenue South, Suite 500
Edina, MN 55435

Kopp Holding Company	2,318,280	7.6	%(6)
7701 France Avenue South, Suite 500
Edina, MN 55435

Kopp Investment Advisors, LLC	2,155,780	7.1	%(6)
Kopp Holding Company, LLC
7701 France Avenue South, Suite 500
Edina, MN 55435

Dimensional Fund Advisors Inc.	1,633,189	5.4	%(7)
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

F & C Asset Management plc	1,591,568	5.2	%(8)
80 George Street
Edinburgh, United Kingdom EH2 3BU

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Shares	Percent (2)
Kern Capital Management, LLC	1,533,300	5.0	%(9)
David G. Kern
Robert E. Kern, Jr.
114 West 47th Street, Suite 1926
New York, NY 10036

Susan M. Luscinski	453,200	1.5	%(10)

Mark A. Norige	273,342	*	(11)

David Strack	158,750	*	(12)

John F. Kennedy	44,167	*	(13)

Robert Dishman	38,542	*	(14)

Earl R. Lewis	36,667	*	(15)

Neal J. Harte	18,833	*	(16)

George Uveges	—	*

All Executive Officers and Directors, as a group (11 persons)	8,023,670	24.8	%(17)

*	Represents less than 1% of all of the outstanding shares of Common Stock.
(1)	Unless otherwise indicated, the address for all persons shown is c/o Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746.
(2)	Based on 30,493,140 shares outstanding on February 28, 2006.
(3)	Includes options to acquire 512,501 shares that are exercisable within 60 days of February 28, 2006.
(4)	This information is based solely upon a Schedule 13G filed jointly by FMR Corp. and Edward C. Johnson 3d with the Securities and Exchange Commission on February 14, 2006 reporting beneficial ownership as of December 31, 2005. FMR Corp. reported sole voting power with respect to 662,165 shares and each reported sole investment power with respect to the same 3,504,423 shares. Edward C. Johnson 3d reported beneficial ownership of the shares beneficially owned by FMR Corp. as result his relationship as Chairman and a stockholder of FMR Corp..
(5)	Includes options to acquire 481,251 shares that are exercisable within 60 days of February 28, 2006.
(6)	This information is based solely on a Schedule 13G filed jointly by Kopp Investment Advisors, LLC, Kopp Holding Company, LLC, Kopp Holding Company and LeRoy C. Kopp with the Securities and Exchange Commission on January 20, 2006 reporting beneficial ownership as of December 31, 2005. Kopp Investment Advisors, LLC reported sole voting power with respect to 1,936,180 shares, sole investment power with respect to 580,000 shares and shared investment power with respect to 1,575,780 shares. Kopp Investment Advisors, LLC is wholly-owned by Kopp Holding Company, LLC which is controlled by LeRoy C. Kopp through Kopp Holding Company. Mr. Kopp reported sole voting and dispositive power with respect to 430,000 shares.
(7)	This information is based solely upon a Schedule 13G filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission on February 6, 2006 reporting beneficial ownership as of December 31, 2005. Dimensional Fund Advisors Inc. reported having sole voting and investment power of all shares and denied beneficial ownership of such shares.
(8)	This information is based solely upon a Schedule 13G filed by F&C Asset Management plc with the Securities and Exchange Commission on January 26, 2006 reporting beneficial ownership as of December 31, 2005. F&C Asset Management plc reported sole voting and investment power with respect to these shares.
(9)

This information is based solely upon a Schedule 13G filed jointly by Kern Capital Management, LLC, Robert E. Kern Jr. and David G. Kern with the Securities and Exchange Commission on February 14, 2006

reporting beneficial ownership as of December 31, 2005. Robert and David Kern are principals and controlling members of Kern Capital Management, LLC and may be deemed the beneficial owners of the shares owned by Kern Capital Management LLC. Robert and David Kern reported having shared voting and investment power of all shares owned by Kern Capital Management, LLC and denied beneficial ownership of such shares.

(10)	Includes options to acquire 336,051 shares that are exercisable within 60 days of February 28, 2006.
(11)	Includes options to acquire 167,302 shares that are exercisable within 60 days of February 28, 2006.
(12)	Includes options to acquire 158,750 shares that are exercisable within 60 days of February 28, 2006.
(13)	Includes options to acquire 39,167 shares that are exercisable within 60 days of February 28, 2006.
(14)	Includes options to acquire 38,542 shares that are exercisable within 60 days of February 28, 2006.
(15)	Includes options to acquire 36,667 shares that are exercisable within 60 days of February 28, 2006.
(16)	Includes options to acquire 15,833 shares that are exercisable within 60 days of February 28, 2006.
(17)	Includes options to acquire 1,823,564 shares that are exercisable within 60 days of February 28, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, Directors and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of the reports furnished to the Company, and written representations from certain reporting persons that no other reports were required, the Company believes that during the year ended December 31, 2005, the reporting persons complied with all Section 16(a) filing requirements applicable to them.

MARKET VALUE

On December 31, 2005, the closing price of a share of the Company’s Common Stock on the Nasdaq National Market was $4.45.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram, personal interview, facsimile, e-mail or other means of electronic communication. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses. The Company has retained The Altman Group, a proxy solicitation firm, to solicit proxies in connection with its annual meeting, at an estimated cost of $5,500 plus reasonable out of pocket expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Stockholder proposals intended to be presented at the Company’s 2007 annual meeting of stockholders must be received by the Company on or before December 15, 2006 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy and should be mailed to: Secretary, Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746.

The Company’s By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not included in the Company’s proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company’s Secretary at its principal executive office not less than 90 days or not more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be delivered not earlier than 120 days prior to the date of such meeting and not later than the later of (i) 10 days following the date of public announcement of the date of such meeting or (ii) 90 days prior to the date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

SUBMISSION OF SECURITYHOLDER RECOMMENDATIONS FOR DIRECTOR CANDIDATES

All securityholder recommendations for Director candidates must be submitted in writing to the Chief Financial Officer of the Company at 84 October Hill Road, Holliston, Massachusetts 01746, who will forward all recommendations to the Governance Committee. All securityholder recommendations for Director candidates must be submitted to the Company not less than 120 calendar days prior to the date on which the Company’s proxy statement was released to securityholder in connection with the previous year’s annual meeting. All securityholder recommendations for Director candidates must include:

•	the name and address of record of the securityholder,

•	a representation that the securityholder is a record holder of the Company’s securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934,

•	the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed Director candidate,

•	a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors and set forth in the Governance Committee Charter,

•	a description of all arrangements or understandings between the securityholder and the proposed Director candidate,

•	the consent of the proposed Director candidate to be named in the proxy statement, to have all required information regarding such Director candidate included in the proxy statement, and to serve as a Director if elected, and

•	any other information regarding the proposed Director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with the Board of Directors may do so by sending a written communication to any Director at the following address: Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746. The mailing envelope should contain a notation indicating that the enclosed letter is a “Stockholder-Board Communication”. All such letters should clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual Directors. The Secretary of the Company or his designee will make a copy of any stockholder communication so received and promptly forward it to the Director or Directors to whom it is addressed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP to serve as the Company’s independent auditors for the year ending December 31, 2006. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives are also expected to be available to respond to appropriate questions.

Fees for professional services provided by KPMG LLP in each of the last two fiscal years, in each of the following categories are as set forth in the table below.

	2005	2004
Audit Fees (1)	$1,629,532	$1,627,250
Audit-Related Fees (2)	—	50,680
Tax Fees (3)	134,172	131,900

Total Fees	$1,763,704	$1,809,830

(1)	Audit Fees included fees associated with the annual audit of the Company’s consolidated financial statements and internal controls over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q and statutory audits for certain international subsidiaries.
(2)	Audit-Related Fees included fees related to assistance provided in documenting internal control policies and procedures.
(3)	Tax Fees included domestic and international tax compliance, tax advice and tax planning.

All of the services performed in the year ended December 31, 2005 were pre-approved by the Audit Committee. It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services to be provided to the Company by the independent registered public accounting firm. The Audit Committee’s authority to pre-approve services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. In February 2004, the Audit Committee delegated this pre-approval authority to its Chairman, John F. Kennedy, for services with aggregate fees of $30,000 or less. In addition, the Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the independent registered public accounting firm’s independence.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all Directors, officers and employees of the Company and its subsidiaries including the Chief Executive Officer, the Chief Financial Officer and Controller. The Code of Business Conduct and Ethics is available on the Corporate Governance page in the Investor Relations section of the Company’s website at www.harvardbioscience.com. The Company intends to post any amendments to or waivers from this Code of Business Conduct and Ethics at this location on its website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

Owners of common stock in street name may receive a notice from their broker or bank stating that only one annual report or proxy statement will be delivered to multiple security holders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Company will promptly deliver a separate copy to any stockholder upon written or oral request to the Company’s investor relations department at Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746-1371 or by telephone at 508-893-8999 or by e-mail at IR@harvardbioscience.com.

OTHER MATTERS

The Board of Directors does not know of any matters, other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY DECIDE TO CONTINUE TO HAVE YOUR SHARES VOTED AS YOU INSTRUCTED IN THE PROXY CARD OR YOU MAY WITHDRAW YOUR PREVIOUSLY COMPLETED PROXY AND VOTE YOUR SHARES IN PERSON.

THIS PROXY STATEMENT IS ACCOMPANIED BY THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2005. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 AND ANY EXHIBITS THEREOF TO ANY STOCKHOLDER, UPON WRITTEN REQUEST TO HARVARD BIOSCIENCE, INC., 84 OCTOBER HILL ROAD, HOLLISTON, MASSACHUSETTS 01746-1371.

APPENDIX A

HARVARD BIOSCIENCE, INC.

AMENDED AND RESTATED

2000 STOCK OPTION AND INCENTIVE PLAN

1)	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Harvard Bioscience, Inc. Amended and Restated 2000 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants) of Harvard Bioscience, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Change of Control” is defined in Section 17.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board or a similar committee performing the functions of the Compensation Committee and that is comprised of not less than two Independent Directors.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Dividend Equivalent Right” means Awards granted pursuant to Section 12.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National

Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq National System or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on Nasdaq or on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary and who is independent.

“Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act, other than on Forms S-4 or S-8 or their then equivalents, covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means Awards granted pursuant to Section 10.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Performance Share Award, Restricted Stock Award or Deferred Stock Award.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

2)	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

a) Committee. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the “Administrator”).

b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

i) to select the individuals to whom Awards may from time to time be granted;

ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

iii) to determine the number of shares of Stock to be covered by any Award;

iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

3)	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

a) Stock Issuable. Subject to adjustment as provided in Section 3(b), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 6,867,675 of shares of Stock which number reflects the total of 3,750,000 shares originally reserved, plus the effect of an evergreen provision through

December 31, 2005, plus an additional 2,000,000 shares added to the Plan in 2006. Not more than three million seven hundred fifty thousand (3,750,000) shares shall be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards, or Performance Share Awards except to the extent such Awards are granted in lieu of cash compensation or fees. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Performance Share Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards with conditions and restrictions relating solely to the passage of time and continued employment shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3.2(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

4)	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Independent Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

5)	STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

a) Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(1) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(2) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(3) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

v) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

b) Stock Options Granted to Independent Directors.

i) Automatic Grant of Options.

(1) Each person who is an Independent Director on the effective date of the Initial Public Offering, other than Christopher W. Dick and Richard C. Klaffky, Jr., shall be granted a Non-Qualified Stock Option to acquire 10,000 shares of Stock.

(2) Each Independent Director who is first elected to serve as a Director after the Initial Public Offering shall be granted, on the fifth business day after his election, a Non-Qualified Stock Option to acquire 10,000 shares of Stock.

(3) Each Independent Director, other than Christopher W. Dick and Richard C. Klaffky, Jr., who is serving as Director of the Company on the fifth business day after each annual meeting of shareholders, beginning with the 2001 annual meeting, shall automatically be granted on such day a Non-Qualified Stock Option to acquire 2,500 shares of Stock.

(4) The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(c) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

(5) The Administrator, in its discretion, may grant additional Non-Qualified Stock Options to Independent Directors. Any such grant may vary among individual Independent Directors.

ii) Exercise; Termination.

(1) Unless otherwise determined by the Administrator, an Option granted under Section 5(c) shall be exercisable as to one-third of the shares of Stock covered thereby as of the first anniversary of the grant date, as to a second one-third of the shares of Stock covered thereby as of the second anniversary of the grant date, and as to the remaining one-third of the shares of Stock covered thereby as of the third anniversary of the grant date. An Option issued under this Section 5(c) shall not be exercisable after the expiration of ten years from the date of grant.

(2) Options granted under this Section 5(c) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

c) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

6)	STOCK APPRECIATION RIGHTS.

a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

iii) All Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

7)	RESTRICTED STOCK AWARDS

a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee’s legal representative.

d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 7(c) above.

e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

8)	DEFERRED STOCK AWARDS

a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock. To the extent that any Award granted under the Plan provides for the deferral of compensation, such Award will comply with the provisions of Section 409A of the Code to the extent applicable.

b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A of the Code and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

d) Restrictions. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

e) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

9)	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

10)	PERFORMANCE SHARE AWARDS

a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.

b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

d) Acceleration, Waiver, Etc. At any time prior to the grantee’s termination of employment (or other service relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 15, amend any or all of the goals, restrictions or conditions applicable to a Performance Share Award.

11)	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Deferred Stock Award or Performance Share Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

a) Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) the Company’s return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) sales or market share; or (vii) earnings per share.

b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the

Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

d) Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 500,000 Shares (subject to adjustment as provided in Section 3(b) hereof).

12)	DIVIDEND EQUIVALENT RIGHTS

a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

13)	TAX WITHHOLDING

a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

14)	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

15)	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and regrants, or by exchanging a Stock Option or Stock Appreciation Right for any other Award, without stockholder approval. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, and to the extent required under the applicable rules of Nasdaq, or such other securities exchange or market system on which the Stock is then principally listed, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

16)	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

17)	CHANGE OF CONTROL PROVISIONS

Upon the occurrence of a Change of Control as defined in this Section 17:

a) Except as otherwise provided in the applicable Award agreement, each outstanding Stock Option and Stock Appreciation Right shall automatically become fully exercisable.

b) Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Stock Award, Deferred Stock Award and Performance Share Award which relate solely to the passage of time and continued employment will be removed. Performance or other conditions (other than conditions and restrictions relating solely to the passage of time and continued employment) will continue to apply unless otherwise provided in the applicable Award agreement.

c) “Change of Control” shall mean the occurrence of any one of the following events:

i) any “Person,” as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or

ii) persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

iii) the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

iv) the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 25 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 25 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

18)	GENERAL PROVISIONS

a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.

c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy, as in effect from time to time.

e) Loans to Grantees. The Company shall have the authority to make loans to grantees of Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

f) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

19)	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No Incentive Stock Options may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by the Board of Directors (provided that the Plan was approved by stockholders within one year of such date) and no other Award may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by stockholders.

20)	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: October 26, 2000

DATE APPROVED BY STOCKHOLDERS: November 29, 2000

DATE	AMENDMENT AND RESTATEMENT APPROVED BY BOARD OF DIRECTORS: April 5, 2006

DATE AMENDMENT AND RESTATEMENT APPROVED BY STOCKHOLDERS:

PLEASE MARK VOTES

AS IN THIS EXAMPLE        ☒

SOLICITED BY THE BOARD OF DIRECTORS THE 2006 ANNUAL MEETING OF STOCKHOLDERS

REVOCABLE PROXY

HARVARD BIOSCIENCE, INC.

For	With- hold	For All Except

☐	☐	☐

PROPOSAL 1

1. – To elect as Class III Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2009 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal:

Chane Graziano, Earl R. Lewis and George Uveges

The undersigned stockholder of Harvard Bioscience, Inc. (the “Company”) hereby constitutes and appoints Chane Graziano, David Green and Bryce Chicoyne, and each of them acting singly and each with the power to appoint his substitute, and authorizes each of them to represent and to vote all shares of the common stock of the Company held by the undersigned at the close of business on March 31, 2006, at the Annual Meeting of Stockholders to be held at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, on Thursday, May 18, 2006 at 9:30 a.m., local time, and at any adjournment or postponements thereof (the “Annual Meeting”). The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2005 Annual Report and revokes any proxy heretofore given with respect to the Annual Meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

For	Against	Abstain

☐	☐	☐

PROPOSAL 2

2. – To approve an amendment to the Harvard Bioscience, Inc. Amended and Restated 2000 Stock Option and Incentive Plan to increase the number of shares available for issuance thereunder by 2,000,000.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES FOR ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Please be sure to sign and date

this Proxy in the box below.

Date

Stockholder sign above

Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

HARVARD BIOSCIENCE, INC.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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